UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement
and
Item 2.01 Completion of Acquisition or Disposition of Assets

1. Fuel Digital, Inc. Transaction. On October 5, 2006, Merisel, Inc. (“Merisel” or the “Company”), through Merisel FD, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Merisel (“Merisel FD”), completed the acquisition of substantially all of the assets of Fuel Digital, Inc., a New York corporation (“Fuel”), substantially in effect as of October 1, 2006, pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated as of October 4, 2006, by and among the Company, Merisel FD, Fuel, and the shareholders of Fuel who are signatories thereto. Fuel is a New York City-based commercial graphic communication and imaging company that provides digital retouching and grand format printing services.

The purchase price consists of $6,150,000 in cash and an additional amount of up to approximately $1,250,000 over a three-year period commencing December 31, 2006, provided Fuel’s EBITDA exceeds certain agreed upon thresholds. The Company will assume certain obligations for borrowed money and capital lease obligations of Fuel in the approximate aggregate amount of $1,202,000 plus certain trade accruals, trade payables and operating leases of Fuel. The aggregate cash consideration to be paid to Fuel will be subject to adjustment based on the difference, if any, between the net working capital, tangible net worth of assumed assets and liabilities at closing and certain agreed upon EBITDA target amounts. A portion of the cash consideration payable will be held in escrow until certain agreed release dates. Merisel also agreed to provide indemnification for certain personal guarantees given by shareholders of Fuel for obligations which have been assumed by Merisel FD.

The assets acquired from Fuel include, among other things, machinery, various printing, photographic and color proofing equipment, inventories, receivables, leasehold improvements, intellectual property and other intangibles.

The description of the acquisition is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The press release of the Company, dated October 6, 2006, announcing the signing of the Asset Purchase Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

2. Risk Factors. The acquisition of Fuel will expose Merisel to certain risks relating to that business which will affect the future operations and performance of Merisel on a consolidated basis and the trading price of its stock. These risks include the following:

Past financial results are not necessarily meaningful indicators of future operating results

Merisel believes that the past financial results of each of Merisel and Fuel are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. Merisel’s quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors including those described in this report, including many that are beyond the combined company’s control. Merisel cannot be certain that it will successfully manage these risks or that the business strategy of the combined company will be successful. If the combined company fails to adequately address any one or more of these risks or difficulties, its business would likely suffer.

Fuel and Merisel have experienced losses in the past, and the combined company may experience losses in the future

Fuel and Merisel have experienced losses in the past. Merisel expects that the combined company will continue to incur significant selling, general and administrative expenses. As a result, the combined company will need to generate significant revenue and gross profit to maintain profitability. Merisel cannot be certain that it will achieve and maintain profitability in the future. Any decline in revenue and gross profit as the combined company implements its product and distribution strategies would adversely affect its business.

Fuel’s internal controls are not of a caliber typical of public companies and their revenue and operating results may be materially different than currently reported

Fuel does not have the internal controls required of a public company. Effective controls are necessary for Fuel to provide reliable financial reports and effectively prevent fraud. If Fuel cannot provide reliable financial reports or prevent fraud, its goodwill and operating results could be harmed. Any failure to implement required internal controls, or difficulties encountered in their implementation, could harm Fuel’s operating results or cause Merisel to fail to meet its reporting obligations. Inadequate internal controls could also cause investors to lose confidence in Merisel’s reported financial information, which could adversely affect the trading price of Merisel’s stock.

Fuel’s financial statements have not been audited by independent accountants

Fuel’s financial statements have not been audited and there is a possibility that the audit which will be reported after the signing of the transaction will result in financial results materially different from Fuel’s unaudited results.

Fuel’s performance is dependent upon its senior management and key sales personnel

Fuel is dependent upon the performance of members of its senior management and its key sales personnel. If Fuel were to lose the services of its senior management, such a loss could have a material adverse effect on the business and therefore on the financial performance of Merisel.

Fuel does not have long-term agreements with customers

Fuel’s business is generally characterized by individual orders from clients on a project-by-project basis rather than long-term supply contracts. Continued engagements for successive jobs are primarily dependent upon the client’s satisfaction with products and services previously provided. Fuel has not established long-standing relationships with its clients. Fuel believes its reputation for quality service is excellent. Fuel is not able to predict with certainty the volume of its business in the near or distant future. Accordingly, a failure to adjust Fuel’s operations due to changing market conditions or failure to accurately estimate demand for its products and services could adversely affect its operating results.

If Fuel is unable to rapidly and successfully develop new ways of providing services and new products, some of its services or products may become obsolete and its operating results could suffer

Fuel’s services and the equipment that it employs in delivering its services and products and the equipment that it employs for the manufacturing of such products are subject to rapid technological change and rapid obsolescence. The success of Fuel has in part depended on its ability to develop and exploit emerging technologies in the digital imaging industry. New technologies may also have the effect of lessening Fuel’s current technological advantages. Fuel’s business may be adversely affected if it is unable to keep pace with relevant changes or if the technologies that it adopts do not receive widespread market acceptance. Any such adverse effect on the Company’s business could adversely impact the financial performance of Merisel.

Fuel’s industry is highly competitive and Fuel may not be able to effectively compete

The market for digital imaging services is highly fragmented, with national and regional participants. Fuel faces, and will continue to face, competition in its business from many sources, including national and regional companies, some of which have greater financial, marketing and other resources than Fuel. In addition, many local and regional firms specializing in particular industry segments compete on the basis of established long-term relationships or specialized knowledge of such segments. The introduction of new technologies may also lead to increased in-house production of digital imaging work by Fuel’s clients, or create lower barriers to entry so as to permit other firms to provide competing products and services. There can be no assurance that competitors will not introduce services or products that achieve greater market acceptance than, or are technologically superior to, Fuel’s product and service offerings. Competitors and future competitors have or may have more extensive digital imaging, commercial prototype or other capabilities, more extensive experience and greater financial, marketing and other resources than Fuel. This increased competition may intensify pressure on Merisel’s pricing model and could have a material adverse effect on Merisel’s revenues.

The integration process may disrupt the combined company’s business, operations and internal resources

The integration of Fuel and Merisel will be complex, time-consuming and expensive and may disrupt the combined company’s business and operations. In addition, the integration process may strain the combined company’s financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from the combined company’s core business objectives. There can be no assurance that Fuel and Merisel will successfully integrate or that the combined company will realize any of the anticipated benefits of the acquisition.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of October 4, 2006 by and among Merisel, Merisel FD, Fuel and the shareholders of Fuel signatories thereto.

99.1	Press release of Merisel, Inc. dated October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISEL, Inc.

Date: October 6, 2006	By:	/s/ Donald R. Uzzi
Donald R. Uzzi
Title: Chairman and Chief Executive Officer

By:	/s/ Jon H. Peterson
Jon H. Peterson
Title: Chief Financial Officer